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                                                                     EXHIBIT 5.1

                               CARLSMITH BALL LLP
                                  PACIFIC TOWER
                         1001 BISHOP STREET, SUITE 2200
                             HONOLULU, HAWAII 96813



                                  June 29, 2001




Pacific Century Financial Corporation
130 Merchant Street
Honolulu, Hawaii  96813

     Re: 1,000,000 shares of Common Stock, par value $0.01, of Pacific Century Financial Corporation (the "Company") to be offered and sold pursuant to the Company's Registration Statement on Form S-3, as filed on or about June 29, 2001 (such shares of Common Stock, the "Common Stock" and such Registration Statement, as it may be amended from time to time, the "Registration Statement")

Ladies & Gentlemen:

     We have acted as counsel to the Company in connection with the proposed issuance of the Common Stock pursuant to the Registration Statement.

     In connection with this Opinion, we have examined the Registration Statement, the prospectus included therein (the "Prospectus") and the Company's Dividend Reinvestment and Stock Purchase Plan, as amended through the date hereof (the "Plan"). In addition to the foregoing, we have reviewed such documents and given consideration to such matters of law and fact as we have deemed appropriate, in our professional judgment, to render this Opinion. We have also relied, without further independent investigation, as to certain matters of fact, on information obtained from public officials, from officers of the Company and from other sources believed by us to be responsible.

     Based upon the foregoing, and subject to the assumptions, limitations and matters of reliance set forth herein, we are of the opinion that the shares of Common Stock are validly authorized and, when (a) the pertinent provisions of the Securities Act of 1933, as amended, and such "blue sky" and other securities laws as may be applicable have been complied with and (b) such shares have been duly delivered against payment therefor as contemplated by the Registration Statement, the Prospectus and the Plan, such shares will be validly issued, fully paid, and nonassessable.

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Pacific Century Financial Corporation
June 29, 2001
Page 2

     We consent to the filing of this opinion as an Exhibit to the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations thereunder.

     We are members of the Bar of the State of Hawaii. We do not hold ourselves out as experts on, nor do we express any opinion as to or with respect to the applicability of, the laws of any jurisdiction other than the laws of the State of Hawaii, the federal laws of the United States, and the General Corporation Law of the State of Delaware.

     We have assumed, without further investigation, the following: (a) all agreements contemplated by the Registration Statement, the Prospectus and the Plan with respect to offer, issuance, sale and delivery by the Company of the shares of Common Stock and the purchase of such shares by the purchasers thereof, all as contemplated by the Registration Statement, the Prospectus and the Plan, are or will be enforceable against the respective parties thereto, each in accordance with its terms; (b) each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, and all signatures on each such document are genuine; and (c) each certificate issued by a government official concerning a person or entity's property or status is accurate, complete and authentic and all official public records (including their proper indexing and filing) are accurate and complete.

     This Opinion speaks only as of its date. We have no obligation to advise the Company (or any third party) of changes in law or fact that occur after the date of this Opinion, even though the change may affect the legal analysis, a legal conclusion or an informational confirmation in this Opinion.

     This opinion is solely for the benefit of and may be relied upon only by the Company in connection with the transactions contemplated by the Registration Statement. This opinion may not be relied upon by, nor may copies be delivered to, any other person or entity or used for any other purpose without our prior written consent.

                                                     Very truly yours,

                                                     /s/ CARLSMITH BALL LLP

                                                     Carlsmith Ball LLP